KINNARD INVESTMENTS, INC. AND SUBSIDIARIES
       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND INCOME
             FOR DETERMINATION OF EARNINGS PER SHARE OF COMMON STOCK
                                   EXHIBIT 11

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                                                                                   Years Ended December 31,
                                                                             1996             1995              1994
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
Calculation of Primary Earnings Per Share:
Weighted average number of common shares outstanding                           6,046            6,201             5,994
Dilutive effect for stock options and warrants computed
   using treasury stock method                                                    62               29                 0
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Weighted average number of common and common
   equivalent shares outstanding:                                              6,108            6,230             5,994
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Net income (loss) applicable to common stock                                 $11,698           $3,376           ($3,210)

Net income (loss) per share                                                    $1.92            $0.54            ($0.54)
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Calculation of Fully Diluted Earnings Per Share:
Weighted average number of common shares outstanding                           6,102            6,201             5,994
Dilutive effect of stock options and warrants computed
   using the treasury stock method                                                92               80                 0
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Weighted average number of common and common
   equivalent shares outstanding:                                              6,194            6,281             5,994
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Net income (loss) applicable to common stock                                 $11,698           $3,376           ($3,210)

Net income (loss) per share                                                    $1.89            $0.54            ($0.54)
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